                            NWE CAPITAL (CYPRUS) LTD.

                        Consolidated Financial Statements

                           December 31, 1997 and 1996

                   (With Independent Auditors' Report Thereon)

                         INDEX TO FINANCIAL STATEMENTS                   PAGE
                                                                        ------

Independent Auditors' Report......................................        1

Consolidated balance sheets
as of December 31, 1997 and 1996..................................        2

Consolidated statements of operations
for the years ended December 31, 1997, 1996 and 1995..............        3

Consolidated statements of shareholders' equity for the
years ended December 31, 1997, 1996 and 1995......................        4

Consolidated statements of cash flows for the
years ended December 31, 1997, 1996 and 1995......................        5

Notes to consolidated financial statementS........................        6

                          INDEPENDENT AUDITORS' REPORT


Shareholder and Board of Directors
NWE Capital (Cyprus) Ltd.:


We have audited the accompanying consolidated balance sheets of NWE Capital (Cyprus) Ltd. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholder's equity and cash flows for each of the years in the three year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and the changes in their financial position for each of the years in the three year period then ended in conformity with generally accepted accounting principles.


                                                                  KPMG

St. Petersburg, Russia
March 3, 1998

                            NWE CAPITAL (CYPRUS) LTD.

                           Consolidated Balance Sheets

                           December 31, 1997 and 1996

                         (in thousands of U.S. dollars)

                              ASSETS                                      1997              1996
                                                                          ----              ----
Current assets:
    Cash and cash equivalents (note 7)                                 $   7,849             5,185
    Trade receivables, net of allowance of $3,002 and $1,913,
       respectively                                                       12,725             5,893
    Other receivables and prepaids                                         3,266             1,178
    VAT receivable                                                         2,154               626
    Due from related parties                                                 468                96
    Inventory                                                              2,566             1,698
                                                                       ---------         ---------
                  Total current assets                                    29,028            14,676

Property and equipment, net (note 6)                                      79,002            56,613
Telecommunications licenses (note 3), net of amortization
    of $19,356 and $14,635, respectively                                  42,286            46,715
Other receivables (note 4)                                                 3,012              --
Goodwill (note 5), net of amortization of $574 and $359,
    respectively                                                           1,580             1,795
Other assets                                                                 280               369
                                                                       ---------         ---------
                  Total assets                                         $ 155,188           120,168
                                                                       =========         =========

                  LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
    Bank indebtedness (note 8)                                               900              --
    Accounts payable                                                       3,064             4,502
    Accrued liabilities                                                    3,044             1,545
    Advances from other group companies (note 10)                         32,810            41,304
    Due to related parties                                                   818               233
    Customer deposits and advances                                         5,978             2,694
    Current portion of long term debt                                      3,988             1,021
                                                                       ---------         ---------
                  Total current liabilities                               50,602            51,299
                                                                       ---------         ---------

Long term debt (note 9)                                                   12,458             5,226

Due to Related parties                                                     2,144             2,144

Minority interest                                                         19,391             2,615

Commitments and contingencies (note 16)

Shareholder's equity (note 12):
    Common stock, par value CY (pound)1 per share.  Authorized
       3,246,174 shares in 1997 and 1996; issued and outstanding
       1,000 shares in 1997 and 1996                                       7,082             7,082
    Contributed surplus                                                   63,723            63,723
    Accumulated deficit                                                     (212)          (11,921)
                                                                       ---------         ---------

                  Total shareholder's equity                              70,593            58,884
                                                                       ---------         ---------
                  Total liabilities and shareholder's equity           $ 155,188           120,168
                                                                       =========         =========

See accompanying notes to consolidated financial statements.

                            NWE CAPITAL (CYPRUS) LTD.

                      Consolidated Statements of Operations

                  Years ended December 31, 1997, 1996 and 1995

                         (in thousands of U.S. dollars)



                                                                  1997             1996              1995
                                                                  ----             ----              ----
Telecommunications revenue                                      $ 85,588           52,651           24,747

Direct costs                                                      23,120           17,527            8,636
                                                                --------         --------         --------

                  Gross profit                                    62,468           35,124           16,111

Operating expenses:
    General and administrative                                    15,742           12,396           10,378
    Management fees                                                4,817            2,085            1,730
    Depreciation                                                   7,194            4,758            3,798
    Amortization                                                   4,936            4,884            4,659
    Taxes other than income taxes                                  3,257            1,667              657
                                                                --------         --------         --------
                  Total operating expenses                        35,946           25,790           21,222

                  Operating income (loss)                         26,522            9,334           (5,111)

Other income (expense):
    Interest and other income                                        337              370              684
    Interest on long term debt                                      (584)            --               --
    Foreign exchange loss                                           (676)            (740)            (233)
    Loss on disposal of property and equipment                      --                 (9)            (123)
    Settlement With minority shareholders (note 11)                5,339             --              1,711
                                                                --------         --------         --------
                  Income (loss) before income taxes
                  and minority interest                           30,938            8,955           (3,072)

Income taxes (note 13)                                             6,893            3,356            1,038
                                                                --------         --------         --------
                  Income (loss) before minority interest          24,045            5,599           (4,110)

Minority interest                                                 12,336            2,615             --
                                                                --------         --------         --------

                  Net income (loss)                             $ 11,709            2,984           (4,110)
                                                                ========         ========         ========

See accompanying notes to consolidated financial statements.

                            NWE CAPITAL (CYPRUS) LTD.

                 Consolidated Statements of Shareholder's Equity

                  Years ended December 31, 1997, 1996 and 1995

             (in thousands of U.S. dollars, except number of shares)


                                                                             Common stock
                                             Number
                                               of                          Contributed       Accumulated
                                             shares         Amount            surplus          deficit            Total
                                             ------         ------            -------          -------            -----
 Balance at January 1, 1995                    1,000       $       2        $    --          $ (10,795)        $ (10,793)
 Net loss for the year                          --              --               --             (4,110)           (4,110)
                                           ---------       ---------        ---------        ---------         ---------
 Balance at December 31, 1995                  1,000               2             --            (14,905)          (14,903)


 Conversion of promissory note
    from PLD Telekom Inc.                    928,591           2,000           18,000             --              20,000
 Acquisition of WTC from
    PLD Telekom Inc.                       2,316,583           5,080           45,723             --              50,803
 Net income for the year                        --              --               --              2,984             2,984
                                           ---------       ---------        ---------        ---------         ---------

 Balance at December 31, 1996              3,246,174           7,082           63,723        $ (11,921)        $  58,884

 Net income for the year                        --              --               --             11,709            11,709
                                           ---------       ---------        ---------        ---------         ---------

 Balance at December 31, 1997              3,246,174       $   7,082        $  63,723        $    (212)        $  70,593
                                           =========       =========        =========        =========         =========

See accompanying notes to consolidated financial statements.

                              NWE CAPITAL (CYPRUS) LTD.

                         Consolidated Statements of Cash Flows

                     Years ended December 31, 1997, 1996 and 1995

                            (in thousands of U.S. dollars)

                                                                    1997             1996              1995
                                                                    ----             ----              ----
Cash flows from operating activities:
    Net income (loss)                                             $ 11,709            2,984           (4,110)
    Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:
          Depreciation and amortization                             12,130            9,642            8,457
          Minority interest                                         12,336            2,615             --
          Settlement with minority shareholders (note 11)           (5,339)            --             (1,711)
          Other                                                        133                9             --
          Customer deposits and advances                             3,284              103            2,585
          Changes in working capital (note 14)                     (10,047)            (331)          (9,167)
                                                                  --------         --------         --------

              Net cash provided by (used in)
                  operating activities                              24,206           15,022           (3,946)
                                                                  --------         --------         --------

Cash flows from investing activities:
    Capital expenditures                                           (19,367)         (20,652)         (12,339)
    Other assets                                                        89              (58)             110
                                                                  --------         --------         --------

              Net cash used in investing activities                (19,278)         (20,710)         (12,229)
                                                                  --------         --------         --------

Cash flows from financing activities:
    Bank indebtedness                                                  900             --               --
    Long term debt                                                    --              6,247           (4,384)
    Advances from other group companies                             (3,591)           1,729            8,891
    Recapitalisation of PeterStar                                    1,427             --               --
    Capital contributions by PLD                                      --               --             13,881
    Dividends paid                                                  (1,000)            --               --
                                                                  --------         --------         --------

              Net cash provided by financing activities             (2,264)           7,976           18,388
                                                                  --------         --------         --------
               Increase in cash and cash equivalents                 2,664            2,288            2,213

Cash and cash equivalents at beginning of year                       5,185            2,897              684
                                                                  --------         --------         --------
Cash and cash equivalents at end of year                          $  7,849            5,185            2,897
                                                                  ========         ========         ========

Supplementary disclosures:
    Non-cash investing and financing activities:

       Purchase of equipment with PLD advances and
       under long term contracts                                  $ 10,641            1,597            9,532
                                                                  ========         ========         ========

       Recapitalisation of PeterStar (note 4)                     $  4,012             --               --
                                                                  ========         ========         ========


    Interest paid                                                 $    728             --               --
                                                                  ========         ========         ========

    Income taxes paid                                             $  6,924            3,999            1,688
                                                                  ========         ========         ========



See accompanying notes to consolidated financial statements.

                            NWE CAPITAL (CYPRUS) LTD.

                   Notes to Consolidated Financial Statements

                           December 31, 1997 and 1996



(1)    BUSINESS AND OPERATIONS

       The Company is incorporated under the laws of Cyprus. The Company is a wholly-owned subsidiary of PLD Telekom Inc. ("PLD"). PLD was previously incorporated under the laws of Ontario, Canada. Effective February 28, 1997, PLD was incorporated in the United States as a Delaware corporation. Through its majority-owned and controlled subsidiaries, the Company is a provider of local, long distance and international telecommunications services in the former Soviet Union.

       The Company's telecommunications businesses are at various stages of development and are growing rapidly in an emerging economy which, by its nature, has an uncertain economic, political and regulatory environment. The general risks of operating businesses in the former Soviet Union include the possibility for rapid change in government policies, economic conditions, the tax regime and foreign currency regulations.

       Ultimate recoverability of the Company's investments is dependent upon its ability to achieve and maintain profitability, which is dependent to a certain extent on the stabilization of the economies of the former Soviet Union, the ability to maintain the necessary telecommunications licenses and the ability to obtain adequate financing to meet capital commitments.

       The Company is in a net current liability position and will require the continued support of PLD in order to meet it's obligations as they fall due.


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The Company's significant accounting policies are summarized as follows:

       (a)    BASIS OF PRESENTATION

       The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (U.S.GAAP).

       (b)    PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of the Company and its majority-owned and controlled subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

                            NWE CAPITAL (CYPRUS) LTD.

(2),     CONTINUED

       (c)    CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 1997 and 1996, the Company's cash equivalents consist of term deposits, of $4.6 million and $1.4 million, respectively.

       (d)    REVENUE RECOGNITION

              The Company records telecommunication revenues as earned, at the time services are provided with the exception of terminal sales. Terminal sales are recognised when the equipment is delivered and the supporting contract is signed.

       (e)    INVENTORY

              Inventory is stated at the lower of average cost or net realizable value and is composed of telephony products held for resale to customers.

       (f)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets as follows:

                  Telecommunications equipment              10 years
                  Buildings                                 10 years
                  Office furniture and equipment            3-5 years
                  Leasehold improvements                    15 years


              Interest costs incurred during the period of installment of telecommunications equipment is capitalised. The interest cost capitalised in 1997 amounted to $927,791.

                            NWE CAPITAL (CYPRUS) LTD.

(2),     CONTINUED

       (g)    TELECOMMUNICATIONS LICENSES

              Telecommunications licenses are amortized on a straight-line basis over the terms of the licenses.

       (h)    GOODWILL

              Goodwill represents the excess of the purchase price over the fair values of the net assets acquired of C.P.Y. Yellow Pages Limited, and is being amortized on a straight-line basis over ten years.

       (i)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, trade and other receivables, amounts due from or to related parties, bank indebtedness and accounts payable approximate fair value due to their short maturities. The fair value of long term debt is based on discounted cash flow analysis.

       (j)    REPORTING CURRENCY AND FOREIGN CURRENCY TRANSLATION

              The statutory accounts of the Company's consolidated subsidiaries are maintained in accordance with local accounting regulations and are stated in local currencies.

              Local statements are adjusted to U.S. GAAP and then translated into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 (SFAS 52), "Foreign Currency Translation."

              Under SFAS 52, the financial statements of foreign entities in highly inflationary economies are measured in all cases using the U.S. dollar as the functional currency. U.S. dollar transactions are shown at their historical value. Monetary assets and liabilities denominated in local currencies are translated into U.S. dollars at the prevailing period-end exchange rate. All other assets and liabilities are translated at historical exchange rates. Results of operations have been translated using the monthly average exchange rates. Translation differences resulting from the use of these different rates are included in the accompanying consolidated statements of operations.

                            NWE CAPITAL (CYPRUS) LTD.

(2),     CONTINUED

       (k)    INCOME TAXES

              Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period it occurs.

       (l)    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE
              DISPOSED OF

              The Company adopted the provisions of Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," on January 1, 1996. SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                            NWE CAPITAL (CYPRUS) LTD.

(2),     CONTINUED

       (m)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.


(3)    BUSINESSES AND ACQUISITIONS

              The Company's key interests at December 31, 1997 include a 60% equity interest in PeterStar Company Limited ("PeterStar") and a 50% indirect equity interest in BECET International ("BECET").

       (a)    PETERSTAR

              PeterStar is a joint stock company registered in 1992 under the laws of the Russian Federation to provide international and domestic telecommunications services to St. Petersburg, Russia. In November 1994, PeterStar was granted a license to provide these services for a further ten years. The license was reissued in June 1996 and sets the maximum number of lines which PeterStar may have and requires that 74,200 lines be introduced by June 1999. At December 31, 1997, PeterStar had 114,774 lines in place.

              In October 1992, PLD acquired a 50% interest in PeterStar for consideration of $20.0 million. All of the consideration was allocated to telecommunications licenses. This interest was subsequently transferred to the Company in exchange for a promissory note in the amount of $20.0 million. During 1996 the promissory note was exchanged for 928,591 shares of the Company.

                            NWE CAPITAL (CYPRUS) LTD.

(3),     CONTINUED

       (a)    PETERSTAR, CONTINUED

              In March 1994, PLD acquired 90% of the outstanding shares of PMT Ltd., a Russian company whose sole asset was a 10% interest in PeterStar, for consideration of $8.2 million. PLD acquired the remaining 10% of PMT Ltd. in April 1996 for consideration of $1.8 million. All of the consideration was allocated to telecommunications licenses. In April 1996, PLD transferred its 10% interest in PeterStar to the Company in exchange for a $10.0 million non-interest bearing promissory note payable on demand and convertible to common shares at the option of either PLD or the Company. This acquisition has been accounted for using the continuity of interests method. Accordingly, PLD's historical cost of the PeterStar telecommunications licenses is recorded in these financial statements and comparative figures have been restated to reflect the historical net book value of the PeterStar licenses and the related amortization expense.

       (b)    BECET

              BECET provides cellular services pursuant to a 15 year license to operate a cellular and mobile telephone system in Kazakstan until February 2009. The Company's 50% interest in BECET is held by its wholly-owned subsidiary, Wireless Technology Corporations Limited ("WTC"), a company incorporated in the territory of the British Virgin Islands.

              In March 1994, PLD acquired all the outstanding shares of WTC for consideration of $30.0 million. The acquisition was accounted for by the purchase method. As of the date of acquisition, BECET had not commenced operations and did not have any tangible assets or liabilities. Therefore, the entire purchase price, including acquisition costs of $0.8 million was allocated to telecommunications licenses. BECET commenced commercial operations in September 1994. During 1994 and 1995, PLD contributed additional equity of $20.0 million to WTC which in turn contributed $20.0 million of working capital and equipment to BECET in exchange for its 50% equity interest.

              On January 5, 1996, PLD transferred its shares in WTC to the Company for consideration of 2,316,583 shares of the Company. This acquisition has been accounted for using the continuity of interests method. Accordingly, PLD's historical cost of the BECET license is recorded in these financial statements and comparative figures have been restated to reflect the historical net book value of the licenses and the related amortization expense.

                            NWE CAPITAL (CYPRUS) LTD.

(4)    OTHER RECEIVABLES

       During 1997, a $13.6 million receivable by PLD from PeterStar was assigned to the Company. This amount was subsequently repaid by PeterStar with the proceeds from a share issue. $4.0 million was advanced to a minority shareholder of PeterStar so that it could participate in the share issue. $4.0 million of the assigned amount is outstanding at year end. $1.0 million is considered current and the remainder is classified as long term although payment terms have not been finalised.


(5)    GOODWILL

       Effective April 26, 1995, PLD acquired all the outstanding shares of C.P.Y. Yellow Pages Limited ("Yellow Pages"), a company incorporated in the Republic of Cyprus, for consideration of $2.1 million. Yellow Pages publishes a Yellow Pages directory and owns a database of Russian and foreign businesses in St. Petersburg. The acquisition was accounted for by the purchase method and substantially all of the consideration was allocated to goodwill.

       On March 1, 1996, PLD transferred the shares of Yellow Pages to the Company in exchange for a non-interest bearing promissory note in the amount of $2.1 million. The note is payable in ten years and may be converted to common shares at the option of either PLD or the Company. This transaction has been accounted for using the continuity of interests method.


(6)    PROPERTY AND EQUIPMENT

       Property and equipment at December 31, 1997 and 1996 consist of the following:

                                                                          1997              1996
                                                                          ----              ----
                                                                              (in thousands
                                                                             of U.S. dollars)
          Telecommunications equipment:
             Installed                                                  $ 68,492           49,934
             Uninstalled                                                  11,473            3,343
          Buildings                                                        2,333              335
          Office furniture and equipment                                   4,156            4,795
          Leasehold improvements                                           5,277            5,705
          Advances to equipment suppliers                                  3,917            2,117
                                                                        --------         --------
                       Total property and equipment                       95,648           66,229

          Less accumulated depreciation                                  (16,646)          (9,616)
                                                                        --------         --------

             Net book value                                             $ 79,002           56,613
                                                                        ========           ======

                            NWE CAPITAL (CYPRUS) LTD.

(6),   CONTINUED

       Property and equipment includes telecommunications equipment with a cost of $16.5 million which has been pledged under the terms of the long term installment agreements and $6.6 million which has been acquired under capital lease (note 9).


(7)   CASH AND CASH EQUIVALENTS

       The Company's cash and cash equivalents at December 31, 1997 and 1996 consist of the following:


                                                                             1997      1996
                                                                             ----      ----
                                                                              (in thousands
                                                                             of U.S. dollars)
                  Cash on deposit:
                     In Russia and Kazakstan                                $6,621    5,032
                     Outside Russia and Kazakstan                            1,228      153
                                                                            ------    -----

                                                                            $7,849    5,185
                                                                            ======    =====


(8)    BANK INDEBTEDNESS

       In December 1997, PeterStar entered into a $2.0 million, one-year loan facility with BNP Dresdner Bank for the purchase of telecommunications equipment. Interest is charged on borrowed amounts at three-month LIBOR plus 2.5% per annum. The amount borrowed on the loan facility at December 31, 1997 was $900,000. The bank indebtedness is guaranteed by PLD.




(9)    LONG TERM DEBT

       The Company's long term debt at December 31, 1997 and 1996 consisted of the following:

                                                                              1997     1996
                                                                              ----     ----
                                                                              (in thousands
                                                                             of U.S. dollars)
                  Obligations under capital lease                           $ 4,483    5,226
                  Supplier financing                                          7,975       -
                                                                            -------    -----

                                                                            $12,458    5,226
                                                                            =======    =====


                            NWE CAPITAL (CYPRUS) LTD.

(9),     CONTINUED

       OBLIGATIONS UNDER CAPITAL LEASE

       In September 1996, PeterStar entered into a five year capital lease for switching equipment. The lessor of the equipment, PLD Asset Leasing Limited, is a wholly-owned subsidiary of PLD.

       Future minimum payments are as follows (in thousands of U.S. dollars):

                  1998                                     $3,520
                  1999                                      1,760
                  2000                                      1,760
                  2001                                      1,760
                                                           ------

                  Total minimum lease payments              8,800
                  Amounts representing interest             2,199
                                                           ------
                  Present value of net minimum payments     6,601
                  Interest accrued to December 31, 1997       783
                                                           ------
                                                            7,384
                  Current portion                           2,901
                                                           ------
                  Non-current portion                      $4,483
                                                           ======

       The net book value of the related assets at December 31, 1997 and 1996 was $6.2 million.

                            NWE CAPITAL (CYPRUS) LTD.

(9),   CONTINUED

       SUPPLIER FINANCING

       Amounts payable under the terms of long term installment purchase agreements are as follows (in thousands of U.S. dollars):

                    1999                                    $3,214
                    2000                                     2,595
                    2001                                     1,927
                    2002                                     1,792
                                                            ------
                                                             9,528

                    Amounts representing interest           (1,553)
                                                            ------
                                                            $7,975
                                                            ======

       The above amounts have been calculated using an interest rate of 8.0%.

(10)   ADVANCES FROM OTHER GROUP COMPANIES

                                                            1997           1996
                                                            ----           ----
                                                               (in thousands
                                                              of U.S. dollars)
                   Current:
                   PLD Telekom Inc.                       $32,221         39,580
                   PLD Management Services Limited            589          1,724
                                                          -------        -------
                                                          $32,810         41,304
                   Non-Current:                           -------       --------
                   PLD Telekom Inc.                       $ 2,144          2,144
                                                          =======       ========

       $12.1 million in advances from PLD Telekom Inc. arose on the acquisition of a 10% interest in PeterStar and on the acquisition of Yellow Pages (notes 3(a) and 5).


(11)   SETTLEMENT WITH MINORITY SHAREHOLDERS
       During 1997 and 1995, PLD and the minority shareholders of PeterStar reached settlements regarding management fees and other costs previously charged by PLD and expensed by PeterStar. As a result of the settlements, charges to PeterStar of $5.3 million and $1.7 million for 1997 and 1995, respectively, were disallowed. Such amounts were reflected by PeterStar as a reduction of expense in these periods.

(12)   COMMON STOCK

       At December 31, 1997 and 1996 the authorized capital stock of the Company consists of 3,246,174 common shares with par value of CY(pound)1 per share. 1,000 shares are issued at December 31, 1997 and 1996. The balance of the unissued shares have been fully subscribed for by PLD, are in the process of being issued and are reflected as outstanding in the accompanying financial statements.

                            NWE CAPITAL (CYPRUS) LTD.

(13)   INCOME TAXES

       BECET and PeterStar are subject to income tax at statutory rates of 30% and 33%, respectively. The provision for income taxes, which relates substantially to current income taxes in BECET and PeterStar, differs from the U.S. federal and state statutory tax rates as follows:


                                                                     1997              1996             1995
                                                                     ----              ----             ----
                                                                           (in thousands of U.S. dollars)
              Provision for income taxes at statutory rates        $ 10,886            3,826              (85)
              Add (deduct) the tax effect of:
                 Non-deductible amortization of
                    licenses and goodwill                               633              626              616
                 Other nondeductible expenses                         1,045            1,348            1,906
                 Concessions on capital expenditures                 (3,775)          (2,292)          (1,399)
                 Change in valuation allowance
                    related to deferred tax assets                   (1,896)            (152)            --
                                                                   --------         --------         --------

                            Provision for income tax               $  6,893            3,356            1,038
                                                                   ========         ========         ========

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1997 and 1996 are as follows:

                                                                              1997       1996
                                                                              ----       ----
                                                                        (in thousands of U.S. dollars)
             Deferred tax assets:
                Expenses not yet deducted for Russian and
                   Kazak tax purposes                                       $ 2,190      4,086

             Less valuation allowance                                        (2,190)    (4,086)
                                                                            --------    -------

                                                                            $   -        -
                                                                            =======     ======

       As a result of the rapid change in the regulatory environment and uncertainty surrounding the Russian tax regime, the Company has provided a valuation allowance against deferred tax assets.

                            NWE CAPITAL (CYPRUS) LTD.

(14)     CHANGES IN WORKING CAPITAL

                                                                1997             1996               1995
                                                                ----             ----               ----
                                                                     (in thousands of U.S. dollars)
              Increase in trade receivables                   $ (6,832)          (2,465)            (521)
              (Increase) decrease in VAT receivable             (1,528)             281             (427)
              (Increase) decrease in other receivables
                 and prepaid                                    (1,088)           1,592           (3,126)
              Increase in inventory                               (868)            (409)            (608)
              Change in amounts due from or to
                 related parties                                   213             --               --
              Increase (decrease) in amounts payable
                 and accrued liabilities                            56              670           (4,485)
                                                              --------         --------         --------

                            Changes in working capital        $(10,047)            (331)          (9,167)
                                                              ========         ========         ========


(15)   RELATED PARTY TRANSACTIONS

       (a) PeterStar has entered into a barter agreement with an indirect minority shareholder under which the two parties have exchanged services valued at $3.4 million and $3.0 million during 1997 and 1996, respectively. The amounts are recorded in the consolidated statements of operations as telecommunications revenue and direct costs.

       (b) Direct costs for the years ended December 31, 1997, 1996 and 1995 include $4.2 million, $3.3 million and $1.8 million, respectively, paid to the other shareholder of BECET in relation to carriage of traffic over the public telephone network. Balances outstanding of $0.8 million and $0.2 million as of December 31, 1997 and 1996, respectively, in relation to these charges, are included in due to related parties.

       (c) PLD charged management fees of $2.0 million related to PeterStar and $1.2 million related to BECET during the year ended December 31, 1997 (1996 - $1.2 million and $0.9 million, respectively; 1995
              - $1.2 million and $0.5 million, respectively). These amounts are recorded in the consolidated statements of operations as management fee expense.

                            NWE CAPITAL (CYPRUS) LTD.

(15),  CONTINUED

       (d) Additional charges, related to management services of $0.2 million, $26,000 and $0.8 million for the years ended December 31, 1997, 1996 and 1995 respectively, were charged to BECET by PLD and another PLD subsidiary. These amounts are recorded in the consolidated statements of operations as general and administrative expenses.

       (e) PeterStar was charged $3.6 million in service fees by PLD relating to recharged expenses and capital equipment in 1997 (1996: $2.1 million, 1995: $3.9 million). These amounts have been recorded in general and administrative expenses in the consolidated statements of operations or property and equipment in the consolidated balance sheets as appropriate.


       (f) PeterStar entered into a capital lease with a wholly-owned subsidiary of PLD (see note 9).

       (g) During 1996 PeterStar entered into a five year installment purchase agreement with Petersburg Telephone Network, an indirect minority shareholder, for telecommunications equipment. Total contract value was $13.7 million (note 9).

       (h) PeterStar was charged management fees of $1.7 million during 1997 (1996 and 1995: nil) by OAO Telecominvest, a minority shareholder. This amount is included in management fees in the consolidated statement of operations.

       (i) During 1997 PeterStar entered into five year installment purchase agreements with PLD Telekom Inc. for telecommunication equipment. Total contract value was $2.3 million.

                            NWE CAPITAL (CYPRUS) LTD.

(16)   COMMITMENTS AND CONTINGENCIES

       (a)    RUSSIAN TAXATION

              PeterStar and BECET subsidiaries have accrued profits and other taxes based on interpretations of the law which may ultimately be disputed by the local taxation authorities. Management believes that the exposure to additional profits and other taxes, fines and penalties will not have a material adverse effect on the financial position or results of operations of the Company.

       (b)    PURCHASE COMMITMENTS

              At December 31, 1997, PeterStar has commitments of approximately $11.4 million related to the acquisition of telecommunications equipment. The PeterStar supply contract provides for financing of the entire amount over approximately five years.

       (c)    MANAGEMENT SERVICES

              On January 1, 1995, WTC entered into a two year agreement with PLD, under which PLD would provide certain consulting, informational services, management support services and personnel expertise. The agreement was automatically renewed for 1998 and the minimum commitment for the Company in 1998 is $25,000 per month plus 3% of monthly gross revenues.

              On January 1, 1995, BECET entered into a two year agreement with its other shareholder, by which the shareholder would provide certain consulting services, management support services and personnel expertise. Payments under this agreement were 300,000 tenge per month ($3,975 at the December 31, 1997 exchange rate) plus 0.15% of monthly gross revenues. This agreement was terminated as of December 31, 1997 and BECET is currently negotiating a new contract. This is anticipated to provide for fees of 300,000 tenge per month plus 1.0% of monthly gross revenues, and to be effective as of January 1, 1998, with a one year term automatically renewable for successive one year periods unless terminated by either party.

       (d)    GUARANTEE

              In June 1996, PLD issued senior discount notes and convertible subordinated notes with an aggregate principal amount of $149.5 million. The Company is a guarantor of the debt under the terms of the related indentures.

                            NWE CAPITAL (CYPRUS) LTD.

       (e)    LINE RENTAL

              While it has not had to do so historically, PeterStar anticipates that it will have to begin paying local line rental charges to the Petersburg Telephone System in 1998. The exact fee, and the date from which charges will be levied, have yet to be determined, but the Company does not believe that such payments will have a material adverse effect on the Company's financial position or results of operations.